Sino Agro Food, Inc. 8-K

Exhibit 99.1

Sino Agro Food, Inc. Awarded Development Contract for Second Prawn Farm, Potential Corporate Revenues up to USD $21M.

GUANGZHOU, China, February 29, 2012— Sino Agro Food, Inc. (OTCBB: SIAF.OB), an emerging integrated, diversified agriculture technology and organic food company with principal operations located throughout the Peoples Republic of China (“PRC”), is pleased to announce that our wholly-owned subsidiary company, Capital Award, Inc., has been awarded a two-phase service and consulting contract (the “Contract”) to develop a second prawn farm located in San Jiao Town, Zhong Shan City, Guangdong Province, PRC. Total revenues to the Company pursuant to the Contract are projected and could potentially be valued as high as $21 million to the Company.

The Contract calls for the development and construction of a prawn hatchery and nursery station on a six acre block of land. The facility is projected to develop some 2.8 billion prawn fingerlings in its first year of operation.

The project is divided into two phases with Phase One already approved and underway. Phase One construction has commenced with an anticipated completion date of approximately early April 2012. Construction under Phase One includes infrastructure development, utilities, staff quarters, offices, prawn hatchery and nursery construction. Phase One of the project is projected to generate approximately $8.08M in revenue for the Company.

Phase Two of the project, which requires some additional approvals, includes the development and construction of a prawn grow-out farm consisting of 16 APM indoor units and the conversion of twelve acres of outdoor ponds for use with the APM technology. Phase Two construction is expected to commence sometime in Mid-2012 and it is anticipated that construction could be completed as early as by the end of fiscal year 2012.

Mr. Solomon Lee, Chief Executive Officer of the Company, stated, "We are very pleased to announce our fourth major contract using the Company's A-Power (APM) technology in China. To date, this is by far our largest consulting and servicing contract ever awarded. We project that this contract award could result in revenue generation upwards of $21 million for fiscal year 2012, which alone represents almost 85% of the revenue generated from our Capital Award's consulting and servicing contracts during fiscal year 2011. We expect this trend to continue further as more interest develops for the A-Power technology in China."

ABOUT SINO AGRO FOOD, INC.

Sino Agro Food, Inc. (“SIAF”) (http://www.sinoagrofood.com) and (http://www.siafchina.com) is an integrated, diversified agricultural technology and organic food company focused on developing, producing and distributing agricultural products in the Peoples Republic of China. The Company intends to focus on meeting the increasing demand of China’s rising middle class for gourmet and high-quality food items. Current lines of business include the manufacture and distribution of beef and lamb products, fish products, bio-organic fertilizer, stock feed and cash crops.

Not a Broker/Dealer or Financial Advisor

Sino Agro Food, Inc. is not a Registered Broker/Dealer or a Financial Advisor, nor does it hold itself out to be a Registered Broker/Dealer or Financial Advisor. All material presented in this press release, on the Company’s website or other media is not to be regarded as investment advice and is only for informative purposes. Readers should verify all claims and conduct their own due diligence before investing in Sino Agro Food, Inc. Investing in small-cap, micro cap and penny stock securities is speculative and carries a high degree of risk.

No Offer of Securities

None of the information featured in this press release constitutes an offer or solicitation to purchase or to sell any securities of Sino Agro Food, Inc.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” relating to the business of SIAF and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “believes, expects” or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on SIAF’s current expectations and beliefs concerning future developments and their potential effects on SIAF. There can be no assurance that future developments affecting SIAF will be those anticipated by SIAF. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. SIAF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts

Sino Agro Food, Inc.
CEO Mr. Solomon Lee
Phone: 86-20-22057860
info@siafchina.com
Investor Relations (US and Europe)
Mr. Chad Sykes
Chad.Sykes@sinoagrofood.com